Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Amphenol Corporation on Form S-8 of our report dated January 15, 2002, appearing in the Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Hartford, Connecticut
April 12, 2002